UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2020 (June 10, 2020)

Reata Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37785	11-3651945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive

Plano, TX 75024

(Address of Principal executive offices, including zip code)

(972) 865-2219

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.001 Per Share	RETA	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.Entry into a Material Definitive Agreement.

Development and Commercialization Funding Agreement

On June 10, 2020, Reata Pharmaceuticals, Inc. (the “Company”) and BXLS V – River L.P. (“BXLS) entered into a Development and Commercialization Funding Agreement (the “Agreement”) pursuant to which BXLS has agreed to pay the Company $300 million (the “BXLS Development Payment”) to provide funding for the Company’s development and commercialization of bardoxolone methyl (“bardoxolone”) for the treatment of chronic kidney disease (“CKD”) caused by Alport syndrome (“ALPS”), autosomal dominant polycystic kidney disease (“ADPKD”), and certain other rare CKD indications. The BXLS Development Payment will be paid to the Company at a closing which is expected to occur on or before June 24, 2020 (the “Closing Date”).  In exchange for the BXLS Development Payment, the Company has agreed to make payments to BXLS (the “Payments”) equal to various single-digit percentages of world-wide net sales of bardoxolone by the Company and any of its licensees (the “Royalty Percentages”), excluding net sales made by Kyowa Kirin Co., Ltd. (“KKC”), the Company’s licensee in various Asian countries, which percentages can increase or decrease depending on whether bardoxolone is approved for commercial sale in the United States, France, Germany, Italy, Spain, or the United Kingdom for the treatment of CKD caused by ADPKD by a specified date (the “ADPKD Date”). If bardoxolone is so approved for the treatment of CKD caused by ADPKD by the ADPKD Date, the obligation to make Payments will be perpetual, with the applicable Royalty Percentage reducing after a certain amount of Payments to BXLS have been made; if that approval is not obtained until after the ADPKD Date, then the Royalty Percentage will reduce if a certain amount of net sales occur within a defined period of time, and the Payments cease after 2033.  In either case, subject to approval of bardoxolone for the treatment of CKD caused by ALPS or ADPKD in the United States or certain specified European countries (an “Approval”), and BXLS not having achieved a certain internal rate of return on its investment (the “IRR Target”), the Company will be obligated to make certain minimum cumulative Payment amounts in 2025 through 2033, but only until BXLS has achieved the IRR Target, after which the minimum payment obligations no longer apply.  In the event of a change of control of the Company prior to January 1, 2026, BXLS will be paid $375 million if the change of control of the Company occurs within 36 months after June 10, 2020, and $300 million thereafter if the change of control occurs by December 31, 2025, with any such change of control payment being both (i) included in the above internal rate of return calculation and (ii) fully creditable against future Payments and minimum payments.

BXLS will be granted a security interest in substantially all of the Company’s assets on the Closing Date. After an approval of bardoxolone for the treatment of CKD caused by ALPS or ADPKD in the United States or any or certain specified European countries, BXLS’ security interest will consist of (a) bardoxolone intellectual property and proceeds therefrom (the “Bardoxolone IP Collateral) and (b) a cash collateral account into which will be deposited monthly a percentage of net sales equal to the then applicable Royalty Percentage. The security interest in the Bardoxolone IP Collateral and the cash collateral account will be maintained until BXLS has received a certain amount of Payments, with the Company having the option to obtain the release of the security interest in the Bardoxolone IP Collateral and the cash collateral account, after BXLS has received a lower amount of Payments, by posting a letter of credit for a certain amount of future Payments.

The Agreement also contains  negative covenants that restrict the Company from (a) granting liens on certain of its assets, including liens on the Bardoxolone IP Collateral, except for certain permitted liens, (b) incurring indebtedness, except for certain permitted indebtedness which will include certain secured indebtedness, and (c) entering into development or commercialization license transactions with respect to bardoxolone in the United States, France, Germany, Italy, Spain, or the United Kingdom, except that the Company is permitted to enter into any such development or commercialization license transactions freely with certain pharmaceutical companies, including those companies that have annual sales in excess of an agreed threshold.  BXLS will have certain approval rights with respect to (a) changes in the timeline and other material changes to certain aspects of the Company’s CARDINAL and FALCON trials of bardoxolone in patients with CKD caused by ALPS and ADPKD, respectively, and (b) new clinical trials of bardoxolone other than trials in certain indications.  BXLS has agreed not to assign its interest in the Payments or the Agreement for a certain period of time, after which the Company will have a right of first offer if BXLS determines to make such an assignment. Termination of the Agreement by BXLS due to certain breaches of the Agreement or other actions by the Company will require the Company to make liquidated damage payments to BXLS in excess of the BXLS Development Payment.

At the Closing, the Company will fully prepay its senior loan (the “Loan”) with Oxford Finance LLC and Silicon Valley Bank (the “Lenders”). The prepayment amount will include $155 million of principal amount plus prepayment penalties and the expenses of the Lenders.

Common Stock Purchase Agreement

In connection with entering into the Agreement, the Company, BXLS and an affiliate of BXLS (together with BXLS, the “BXLS Entities”) also entered into a Common Stock Purchase Agreement dated June 10, 2020.  Pursuant to the Common Stock Purchase Agreement, the BXLS Entities will pay the Company an aggregate of $50 million to purchase an aggregate of 340,793 shares of the Company’s Class A common stock (the “Shares”) at $146.72 per share, which is the volume weighted average price of the Class A common stock on the Nasdaq Stock Market over the 30 calendar days prior to the execution of the Common Stock Purchase Agreement (the “BXLS Equity Investment”). The closing of the BXLS Equity Investment is expected to occur on or before June 24, 2020.  The Shares were offered and sold in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”).  The Company has agreed to register the resale of the Shares under the Act.

General

The foregoing is only a summary of the material terms of the Agreement and the Common Stock Purchase Agreement, does not purport to be complete, and is qualified in its entirety by reference to those agreements, each of which will be filed as an exhibit to the Company’s Form 10-Q for the quarter ending June 30, 2020.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 under “Development and Commercialization Funding Agreement” and “General” is incorporated into this Item 2.03 by reference.

Item 3.02.Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 under “Common Stock Purchase Agreement” and “General” is incorporated into this Item 3.02 by reference.

Item 7.01.Regulation FD Disclosure.

On June 11, 2020, the Company issued a press release in which it announced the execution of the Agreement and the Common Stock Purchase Agreement. A copy of the press release is attached to this Current Report on Form 8-K (this “Report”) as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in this Report under this heading, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Act, except as shall be expressly set forth in such filing.

Item 9.01.Financial Statements and Exhibits.

Exhibit Number	Description
99.1*	Press release dated June 11, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reata Pharmaceuticals, Inc.

Date: June 11, 2020	By:	/s/ Manmeet S. Soni
Manmeet S. Soni
Chief Operating Officer and Chief Financial Officer, Executive Vice President

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